Exhibit (h)(17)

EXHIBIT C

SHAREHOLDER SERVICING AGREEMENT

Name of Bond		Bond or Policy No.	Insurer
Investment Company		87015115B	ICI
Blanket Bond Form			Mutual
			Insurance
			Company
Fidelity	$70,000,000
Audit Expense	50,000
On Premises	70,000,000
In Transit	70,000,000
Forgery or Alteration	70,000,000
Securities	70,000,000
Counterfeit Currency	70,000,000
Uncollectible Items of Deposit	25,000
Phone-Initiated Transactions	70,000,000
Computer Security	70,000,000

Directors and Officers/		87015115D	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
			Company
Total Limit	$70,000,000

Blanket Undertaking Lost Instrument
Waiver of Probate		42SUN339806	Hartford
			Casualty
			Insurance

Effective May 31, 2015